Exhibit 5.5
MineFill Services, Inc.
Seattle, Washington
March 21, 2007
VIA EDGAR
United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the “Company”) Registration Statement on Form F-10 Consent of Expert
This letter is provided in connection with the Company’s Form F-10 registration statement originally dated March 21, 2007, and any amendments thereto and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the “Registration Statement”).
I, David M. Stone, on behalf of MineFill Services, Inc. (“Minefill”), hereby consent to the use of “David M Stone” / “Minefill’s” name in connection with reference to my / MineFill’s involvement in the preparation of a technical report entitled “Technical Report and Updated Preliminary Assessment of the Ivanhoe Gold Project, Navada, USA” (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report in the Registration Statement.
Sincerely,
MINEFILL SERVICES, INC.
/s/ David M. Stone
Dr. David M. Stone, P.Eng. (BC Reg. #15025)
President